UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On December 3, 2010 (the “Closing Date”), United States Oil and Gas Corp (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Asher Enterprises, Inc. (“Asher”) pursuant to which the Company issued a $50,000 principal amount, 8% Convertible Note (the “Note”) to Asher. The Note provides for the conversion of all principal and interest outstanding under the Note into shares of the Company’s common stock beginning six months after the issuance date of the Note, at a rate of 45% of the market price of the Company’s common stock for the three lowest trading days during the ten day period prior to such conversion.

On the Closing Date, the Company reimbursed Asher for legal expenses incurred by Asher which were $3,000 and have been deducted from the proceeds of the Notes.

During the period from the Closing Date to twelve months thereafter, Asher shall have the option of purchasing up to 25% at the same terms of any other equity financing, including debt with an equity component, but excluding issuance of securities in a firm commitment underwritten public offering, or issuance of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture.

The Purchase Agreement is filed as Exhibit 10.1 hereto and the Note is attached as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is hereby furnished as part of this Current Report on Form 8-K under Item 1.01 and Item 9.01 of Form 8-K and shall not be deemed filed.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 3, 2010 by and between Registrant and Asher Enterprises, Inc.
10.2	Convertible Promissory Note dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010	UNITED STATES OIL AND GAS CORP

	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer